Exhibit 99.1

Intuitive Machines Strengthens Lunar Service Capabilities with $116.9 million NASA Lunar Contract Award

Houston, TX – August 29, 2024 – NASA has awarded Intuitive Machines, Inc. (Nasdaq: LUNR, LUNRW) (“Intuitive Machines”) (“Company”), a leading space exploration, infrastructure, and services company, a $116.9 million contract to deliver six science and technology payloads, including one European Space Agency-led drill suite to the Moon’s South Pole. This award will leverage Intuitive Machines’ lunar delivery, data transmission, and autonomous operation capabilities to explore the region targeted for sustained human operations.

“Over the last several years, we’ve witnessed NASA’s successful Artemis I mission and the campaign’s progress toward sustainably returning humans to the surface of the Moon, highlighting the importance of autonomous missions that advance humanity’s understanding of the Moon and the commercial services required to support the industry,” said Intuitive Machines CEO Steve Altemus. “Intuitive Machines looks forward to working closely with the NASA team to deliver mission success once again.”

As part of NASA’s Commercial Lunar Payload Services (CLPS) initiative, this marks Intuitive Machines’ fourth contract award to deliver science and technology payloads and return valuable data while autonomously operating on the surface of the Moon. Commercial payload mass is expected to be available in addition to CLPS payloads, including:

•Lunar Explorer Instrument for Space Biology Applications (LEIA) will deliver yeast to the lunar surface and study its response to radiation and lunar gravity. LEIA is managed by NASA’s Ames Research Center.
•Package for Resource Observation and In-Situ Prospecting for Exploration, Characterization, and Testing (PROSPECT) is a suite of instruments that will extract samples from beneath the lunar surface to identify possible volatiles (water, ice, or gas) trapped at extremely cold temperatures. PROSPECT is led by the European Space Agency.
•Laser Retroreflector Array (LRA) is a collection of eight retroreflectors that enable precision lasers to measure the distance between the orbiting or landing spacecraft to the reflector on the lander. The array is a passive optical instrument and will function as a permanent location marker on the Moon for decades to come. LRA is managed by NASA’s Goddard Space Flight Center.
•Surface Exosphere Alterations by Landers (SEAL) will investigate the chemical response of lunar regolith to the thermal, physical, and chemical disturbances generated during a landing and evaluate contaminants injected into the regolith by the lander. It will give insight into how a spacecraft landing might affect the composition of samples collected nearby. SEAL is managed by NASA’s Goddard Space Flight Center.
•Fluxgate Magnetometer (MAG) will characterize certain magnetic fields to improve the understanding of energy and particle pathways at the lunar surface and is managed by NASA’s Goddard Space Flight Center.
•Lunar Compact Infrared Imaging System (L-CIRiS) will deploy a radiometer – a device that measures infrared wavelengths of light – to explore the Moon’s surface composition, map its surface temperature distribution, and demonstrate the instrument’s feasibility for future lunar resource utilization activities. L-CIRiS is managed by the Laboratory for Atmospheric and Space Physics at the University of Colorado at Boulder.

Intuitive Machines is in the final assembly phase of its second lunar mission and is scheduled to deliver the completed lander to the launch facility in late 2024. In parallel, the Company is continuing work on its third lunar mission and is preparing for systems integration and testing.

About Intuitive Machines

Intuitive Machines is a diversified space exploration, infrastructure, and services company focused on beginning a new economy in cislunar space. In 2024, Intuitive Machines became the first commercial company to land and operate on the lunar surface, which validated the Company’s ability to provide the three service pillars required to commercialize a celestial body: delivery, data & analysis, and autonomous operations in space. The Company empowers its customers to achieve their ambitious visions and commercial goals in space through seamless collaboration with its robust service pillars.

Contacts
For investor inquiries:
investors@intuitivemachines.com
For media inquiries:
press@intuitivemachines.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements that do not relate to matters of historical fact should be considered forward looking. These forward-looking statements generally are identified by the words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include but are not limited to statements regarding: our expectations and plans relating to our lunar missions, including the expected timing of launch and our progress in preparation thereof; our expectations with respect to, among other things, demand for our product portfolio, our submission of bids for contracts; our expectations regarding revenue for government contracts awarded to us; our operations, our financial performance and our industry; our business strategy, business plan, and plans to drive long-term sustainable shareholder value; information regarding our expectations on revenue generation and cash. These forward-looking statements reflect the Company’s predictions, projections, or expectations based upon currently available information and data. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward looking statements. The following important factors and uncertainties, among others, could cause actual outcomes or results to differ materially from those indicated by the forward-looking statements in this press release: our factors detailed under the section titled Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”), the section titled Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations and the section titled Part II. Item 1A. “Risk Factors” in our most recently filed Quarterly Report on Form 10-Q, and in our subsequent filings with the SEC, which are accessible on the SEC's website at www.sec.gov.